Exhibit 99.1
SERVISFIRST BANCSHARES, INC.
REPORTS THIRD QUARTER 2008 EARNINGS
Birmingham, Ala. — (BUSINESS WIRE) — October 20, 2008 — ServisFirst Bancshares, Inc. today reported earnings for the quarter ending September 30, 2008.
Third Quarter 2008 Highlights:
•	Quarterly Net Income increases 39% year/year

•	Quarterly Deposit growth of 27% year/year, with no brokered deposits

•	Dothan Regional Office opened in 3rd Quarter

•	$15 million Trust Preferred Securities issue closed in 3rd Quarter

•	ServisFirst Bank Tier 2 Capital exceeds $100 million
Thomas A. Broughton III stated, “We are pleased to report on our continued strong financial performance at a time when many of the large banks and savings and loans in our industry are under stress due to low quality investment portfolios plus concentrations in residential construction and development. Many businesses and professionals are evaluating their banking relationships due to continued consolidation in the financial industry and personnel turnover in many banks while ServisFirst Bank has attracted new clients due to our financial stability and strong relationships with existing and new clients.”
Bud Foshee stated, “Our margins have remained consistent and the liquidity of ServisFirst remains in the very top of our peer group, with over $300 million of liquidity. We have a very strong balance sheet, with no impaired investments and no brokered deposits. In addition, ServisFirst has no material coastal exposure and no exposure in the Atlanta metropolitan area and our asset quality compares favorably with our public bank peers.”
Ronald DeVane, a former senior SouthTrust executive, opened the Dothan Regional office during the 3rd quarter. Thomas A. Broughton III stated, “We are pleased that Ronald chose to join ServisFirst heading our Dothan expansion in lieu of opening a de novo bank, a continuing validation of our business model that has proven successful in our other three regions. The timing of our Dothan opening could not have been better with the early results in obtaining new relationships exceeding expectations.”
As previously announced, a $15 million Trust Preferred issue closed in the 3rd quarter, which enhances our capital without the dilution of the sale of additional common shares. This issue boosted the Tier 2 bank capital to over $100 million, a record for ServisFirst Bank.
ABOUT SERVISFIRST:
ServisFirst Bancshares, Inc. became a holding company in the fourth quarter of 2007 when it acquired all the shares of ServisFirst Bank. ServisFirst Bank was formed in Birmingham in May 2005, opened ServisFirst Bank Huntsville in August 2006, opened ServisFirst Bank Montgomery in June 2007, and opened ServisFirst Bank Dothan in September 2008.
ServisFirst Bancshares, Inc. registered with the U.S. Securities and Exchange Commission (SEC) as a filing company during the second quarter and its filings are published on the SEC’s website at www.sec.gov.
Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such “forward looking statements,” wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc. are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Such “forward looking statements” should, therefore, be considered in light of various factors that could affect the accuracy of such “forward looking statements,” including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base, possible changes in laws and regulations and governmental monetary and fiscal policies; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; and increased competition from both banks and non-banks. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please look under the caption “Forward-Looking Statements” in ServisFirst Bancshares, Inc.’s Registration Statement on Form 10 and Form 10-Q for the quarter ended June 30, 2008, as on file with the Securities and Exchange Commission. You should not place undue reliance on any “forward-looking statements,” which speak only as of the date made. ServisFirst Bancshares, Inc. assumes no obligation to update or revise any “forward-looking statements” that are made from time to time.
More information about ServisFirst Bancshares may be obtained over the internet at http://www.servisfirstbancshares.com or by calling (205) 949-0302.
Contact: ServisFirst Bank
Bud Foshee (205) 949-0307
BFoshee@servisfirstbank.com
ServisFirst Bancshares, Inc.
Consolidated Statements of income
(In Thousands Except Shares and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,
	2008	2007	2008
Total interest income	$13,881	$13,743	$13,341

Total interest expense	$5,004	$7,099	$4,647

Net interest income before provision	$8,877	$6,644	$8,694
Provision for loan losses	$1,380	$1,041	$2,137

Net interest income	$7,497	$5,603	$6,557

Total noninterest income	$672	$387	$695

Salaries and employee benefits	$2,684	$2,515	$2,400
Other	$2,777	$1,519	$2,130

Total noninterest expenses	$5,461	$4,034	$4,530

Income before taxes	$2,708	$1,956	$2,722

Income taxes	$984	$712	$972

Net income	$1,724	$1,244	$1,750

Basic earnings per share	$.34	$.28	$ . 34

Fully diluted earnings per share	$.32	$.28	$.33

Average basic shares	5,113,482	4,469,651	5,113,482

Average fully diluted shares	5,343,930	4,501,351	5,324,185

	Nine Months Ended September 30,
	2008	2007
	(Unaudited)	(Unaudited)
Total interest income	$41,057	$36,696

Total interest expense	$15,399	$18,458

Net interest income before provision	$25,658	$18,238
Provision for loan losses	$4,900	$2,500

Net interest income	$20,758	$15,738

Total noninterest income	$1,911	$952

Salaries and employee benefits	$7,910	$6,497
Other	$6,911	$3,844

Total noninterest expenses	$14,821	$10,341

Income before taxes	$7,848	$6,349

Income taxes	$2,803	$2,301

Net income	$5,045	$4,048

Basic earnings per share	$.99	$.91

Fully diluted earnings per share	$.95	$.90

Average basic shares	5,113,482	4,465,622

Average fully diluted shares	5,338,468	4,490,185

ServisFirst Bancshares, Inc.
Consolidated Balance Sheets
(In Thousands)

	ACTUAL	ACTUAL	ACTUAL
	9/30/2008	6/30/2008	9/30/2007
	(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$28,766	$27,049	$30,441
Investment securities	$90,139	$91,773	$88,701
Restricted equity securities	$2,659	$2,658	$1,202
Federal funds sold and other investments	$30,022	$72	$112,781
Mortgage loans held for sale	$4,060	$3,869	$1,579
Loans	$898,826	$836,520	$579,160
Reserve for loan losses	$(10,384)	$(9,438)	$(7,780)

Net loans	$888,442	$827,082	$571,380
Foreclosed real estate	$8,211	$8,202	$1,261

Other assets	$12,149	$2,405	$11,123
Total assets	$1,064,448	$973,110	$818,468

Noninterest-bearing	$105,884	$97,066	$106,253
Interest bearing	$844,854	$750,359	$641,572
Total deposits	$950,738	$847,425	$747,825

Borrowings	$35,052	$46,622	$—
Interest payable	$1,190	$1,336	$801
Other liabilities	$1,170	$2,857	$2,200

Total liabilities	$988,150	$898,240	$750,826

Stockholders’ equity	$76,298	$74,870	$67,642

Total liabilities and stockholders’ equity	$1,064,448	$973,110	$818,468

ServisFirst Bancshares, inc.
Key Ratios
(Unaudited)

	Three Months		Three Months Ended
	Ended September 30,		June 30,
	2008	2007	2008
Return on average assets	.71%	.67%	.74%
Return on average equity	8.99%	8.88%	9.31%
Net interest margin	3.66%	3.76%	3.84%
Efficiency ratio	57.19%	57.38%	48.25%

	Nine Months Ended September 30,
	2008	2007
Return on average assets	.85%	.83%
Return on average equity	8.97%	9.92%
Net interest margin	3.80%	3.88%
Net charge offs annualized to average loans	.38%	.04%
Efficiency ratio	53.76%	53.88%

	9/30/2008	9/30/2007	6/30/2008
Book value per share	$14.91	$13.49	$14.65
Tangible book value per share	$14.91	$13.49	$14.65
% of reserve for loan losses to total loans	1.16%	1.34%	1.13%
Nonperforming assets to total loans plus foreclosed real estate	1.69%	.47%	1.57%

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